                                                                    EXHIBIT 99.1


(EMERSON LOGO)
--------------------------------------------------------------------------------
                                                              NEWS & INFORMATION
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FOR:       EMERSON RADIO CORP.
           9 Entin Road
           Parsippany, NJ 07054-0430

CONTACT:   EMERSON RADIO CORP.               OR   INVESTOR RELATIONS:
           Kenneth A. Corby                       Laura Boorn
           Executive Vice President,              Investor Relations Manager
           Chief Financial Officer                (972) 884-2302
           (972) 884-2302


Monday, July 14, 2003
                              FOR IMMEDIATE RELEASE

              EMERSON RADIO ANNOUNCES FOURTH QUARTER & FISCAL 2003
                                YEAR-END RESULTS

          OPERATING INCOME RISES 89% - EARNINGS PER SHARE IMPROVES 44%

               CONTINUED STRENGTH IN CONSUMER ELECTRONICS SEGMENT
                  SPORTING GOODS SEGMENT OPERATING LOSS NARROWS

              ** SOLID MARGIN IMPROVEMENT IN BOTH SEGMENTS CITED **

PARSIPPANY, N.J. July 14, 2003 -- Emerson Radio Corp. (AMEX:MSN) today reported consolidated results for the fiscal fourth quarter and year ended March 31, 2003 (fiscal 2003).

CONSOLIDATED YEAR-END RESULTS

         o        Net Revenues grow 10%,

         o        Operating Income soars 89% to $19.5 million,

         o        Over 4.2 million common shares repurchased,

         o        Bank debt refinanced and reduced by 36%,

         o Diluted EPS increases 44% to $.75, before cumulative change in accounting principle EPS increases 81% to $.94.

For the year ended March 31, 2003, net revenues totaled $347.8 million, an increase of 10% or $31.7 million from the prior year, associated with strong increases in the consumer electronics segment and revenues remaining relatively unchanged in the sporting goods segment. Gross profit margins climbed to 20.9% from 19.7% in the prior fiscal year, due to higher margins in both segments. Similarly, SG&A expenses declined to 14% of revenues in fiscal 2003 from 14.8% in fiscal 2002 as a result of higher revenues, cost containment efforts within electronics and cost reduction programs from the sporting goods segment.

Consolidated net income before cumulative change in accounting principle for the year reached $27.1 million or $.94 per diluted share as compared to $19.4 million or $.52 per diluted share for the prior fiscal year. After a recording a $5.6 million non-cash charge associated with the adoption of goodwill accounting standards, consolidated net income for the year was $21.5 million or $.75 per diluted share compared to net income of $19.4 million, or $.52 per diluted share in the prior fiscal year.




EMERSON RADIO CORP. INVESTOR RELATIONS, NINE ENTIN ROAD, PARSIPPANY, NEW JERSEY 07054

EMERSON REPORTS / 2

Net cash flow (EBITDA) totaled $23.4 million in fiscal 2003 reflecting Emerson's stringent cash management efforts and affording it the opportunity to repurchase 13% of its outstanding shares and reduce its overall debt levels. Emerson believes that information concerning EBITDA enhances overall understanding of its current financial performance as it provides a measurement of cash generated from operations . Emerson computes EBITDA, which is a non-GAAP financial measure, as reflected in the table below.

The substantial improvement in profitability and in earnings per share performance is attributable to continued solid performance in the consumer electronics segment which included the benefit of a tax net operating loss carry forward as well as narrowed operating losses at SSG combined with the partial year effect of share repurchases that occurred in fiscal 2003.

CONSUMER ELECTRONICS - NET REVENUES CLIMB 15.4% TO $245.2 MILLION
Net revenues for fiscal 2003 climbed to $245.2 million from $212.5 million reported in the prior year primarily due to increases in unit sales of audio products, theme products and licensing revenues partially offset by decreases in unit sales of microwave ovens. Gross margins expanded in fiscal 2003 to 17.3% of net revenues from 15.4% one year earlier. Recently effective accounting regulations required the Company to reclassify certain advertising expenses by removing them from SG&A and from net revenues.

Operating income improved 56% to $20.5 million in fiscal 2003 from $13.1 million reported in the prior year due to higher net revenues and higher gross margins while controlling SG&A expense increases. Net income grew to $27.9 million from $21.3 million as the company further recognized the benefits of its tax net operating losses.

In the fourth quarter, which is seasonally the weakest, net revenues of $27.3 million decreased from $28.9 million reported for the same period in the prior fiscal year with net losses for the quarter remaining relatively unchanged from last year.


                     EMERSON RADIO CORP. INVESTOR RELATIONS,
                  NINE ENTIN ROAD, PARSIPPANY, NEW JERSEY 07054

EMERSON REPORTS / 3

MANAGEMENT COMMENTS
Geoffrey P. Jurick, Emerson's Chairman & Chief Executive Officer, stated, "This has been a successful year for Emerson on several fronts. A combination of efforts focused on increasing revenues through expanded offerings of core and themed products, additional retail store placements and strengthening our licensee network have provided solid top line results. We are pleased with the performance of the consumer electronics business in several key areas. Gross margins continued expanding through the introduction of new models and the use of several inward license agreements. Additionally, outward licensing revenues continue to grow significantly on several fronts domestically and internationally."

"During the past year we continued to strengthen our product development efforts for the North American Market and international markets culminating in patent approvals in the U.S. and several European countries for our SmartSet(R) technology."

"Furthermore, Emerson refinanced all of its outstanding debt on more favorable terms while at the same time reducing such debt by over $17.6 million thus providing Emerson with a substantial reduction in its leverage and cost of borrowed funds. Retiring Emerson's debentures also removed the dilutive effect of 5.2 million shares. Finally, Emerson repurchased approximately 4.3 million common shares in the quarter ended June 30, 2002 thus providing shareholders with further accretion to earnings per share."

Mr. Jurick continued, "SSG's progress during the fiscal year continues to offer encouragement as its operating losses narrowed primarily through improved gross margins and reductions in overhead expenses of approximately $1.3 million. During this same time period, sales were relatively unchanged as compared to fiscal 2002. As a result, SSG's net loss prior to the cumulative changes in accounting principle was reduced to $1.6 million for fiscal 2003 as compared to $3.6 million in the prior fiscal year. The continued strength of the consumer electronics business combined with SSG's improved performance favorably impacted our consolidated results."

Mr. Jurick concluded, "We are pleased that our continued progress was favorably noted by a number of financial institutions during the course of last year leading to a substantial increase in the market value of our company."

Kenneth A. Corby, Executive Vice President and Chief Financial Officer stated, "Emerson's consolidated results reflect solid performance in several fundamental financial measurements. Annual branded revenues exceeded $900 million globally, representing a 45% improvement over last year's already solid growth. More and more product is being placed into retailers and directly marketed, utilizing various media, to consumers thus creating continued and growing brand awareness. Themed products performed well and we look towards fiscal 2004 with the intent to fully leverage Girl PowerTM and the newly entered license agreement with Nickelodeon featuring several of the related popular characters."

"SSG wrote-off all recorded goodwill pursuant to recently effective accounting requirements. These non-cash accounting entries resulted in a $7.4 million and $5.6 million adjustment and are reflected as a cumulative change in accounting principle on SSG's and Emerson's Consolidated Statement of Operations, respectively. Emerson recorded additional benefits associated with its tax net operating loss carryforwards this fiscal year of approximately $11 million consistent with its prior fiscal year. The solid cash flow performance also continued to be reflected in the balance sheet as debt to equity, current ratio and accounts receivable ratio all improved as we reduced consolidated debt by $17.6 million. These combined results provided cash flow (EBITDA) of approximately $23.4 million over last year's $15.6 million."

Mr. Corby concluded, "The fourth quarter year over year revenue decline reported partially relates to a difficult retail environment, the uncertainties associated with the Iraq war and a repositioning of our themed products. Looking towards the fiscal June 2004 quarter, we expect revenues to be less than last year same period due to retailers deferring purchases given the continued effects of a slow economy. We confidently expect the introduction of additional theme products in the domestic market, the initiation of sales to China via our agreement with Sanlian and significant selling efforts in Europe to contribute strong top line revenue potential in the upcoming fiscal year."



                     EMERSON RADIO CORP. INVESTOR RELATIONS,
                  NINE ENTIN ROAD, PARSIPPANY, NEW JERSEY 07054

EMERSON REPORTS / 4


INVESTOR CONFERENCE CALL

Geoffrey P. Jurick, Chairman & Chief Executive Officer and Kenneth A. Corby, Executive Vice President & Chief Financial Officer, will host a conference call on Monday, July 14, 2003, at 10:00 a.m. ET, to discuss financial results and corporate developments. The conference call will be broadcast live over the Internet via the Investor Relations section of the Company's web site at www.emersonradio.com. To listen to the live call, go to the web site at least 15 minutes early to download and install any necessary audio software. If you are unable to listen live, the conference call will be archived and can be accessed for approximately 30 days.

THIS PRESS RELEASE OTHER THAN THE HISTORICAL INFORMATION, CONSISTS OF "FORWARD-LOOKING STATEMENTS" (AS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995) WHICH ARE IDENTIFIED BY THE USE OF WORDS SUCH AS "BELIEVES", "EXPECTS", "PROJECTS", AND SIMILAR EXPRESSIONS. WHILE THESE STATEMENTS REFLECT THE COMPANY'S CURRENT BELIEFS AND ARE BASED ON ASSUMPTIONS THAT THE COMPANY BELIEVES ARE REASONABLE, THEY ARE SUBJECT TO UNCERTAINTIES AND RISKS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANTICIPATED RESULTS. THESE RISKS AND UNCERTAINTIES ARE DETAILED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S REPORTS ON FORM 10-K, 10-Q AND 8-K.

EMERSON RADIO CORP., FOUNDED IN 1948, IS HEADQUARTERED IN PARSIPPANY, N.J. THE COMPANY DESIGNS, MARKETS AND LICENSES, THROUGHOUT THE WORLD, FULL LINES OF TELEVISIONS, AND OTHER VIDEO PRODUCTS, MICROWAVE OVENS, CLOCKS, RADIOS, AUDIO AND HOME THEATER PRODUCTS. ITS 53.2% OWNED SUBSIDIARY, SPORT SUPPLY GROUP, INC. (OTC:SSPY)IS A DIRECT MARKETER OF SPORTS-RELATED EQUIPMENT AND LEISURE PRODUCTS TO THE INSTITUTIONAL MARKET, INCLUDING SCHOOLS, COLLEGES, UNIVERSITIES, GOVERNMENT AGENCIES, MILITARY FACILITIES, ATHLETIC CLUBS, ATHLETIC TEAMS AND DEALERS, YOUTH SPORTS LEAGUES AND RECREATIONAL ORGANIZATIONS. EMERSON'S WEB SITE IS WWW.EMERSONRADIO.COM.

                     EMERSON RADIO CORP. INVESTOR RELATIONS,
                  NINE ENTIN ROAD, PARSIPPANY, NEW JERSEY 07054

EMERSON REPORTS/5


                      EMERSON RADIO CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                          Year Ended                Three Months Ended
                                                    ------------------------      ------------------------
                                                    March 31,      March 31,      March 31,      March 31,
                                                       2003           2002           2003           2002
                                                    ---------      ---------      ---------      ---------
NET REVENUES                                        $ 347,784      $ 316,048      $  58,629      $  59,412
                                                    ---------      ---------      ---------      ---------

COSTS AND EXPENSES:

   Cost of sales                                      275,238        253,883         44,928         45,578
   Other operating costs and expenses                   4,347          4,949          1,096          1,181

   Selling, general and administrative expenses        48,662         46,902         11,740         11,670
                                                    ---------      ---------      ---------      ---------
                                                      328,247        305,734         57,764         58,429
                                                    ---------      ---------      ---------      ---------

OPERATING  INCOME                                      19,537         10,314            865            983

   Litigation settlement, net                              --          2,933             --             --
   Interest expense, net
                                                       (2,511)        (3,213)          (530)          (506)
   Minority interest in net loss of
     consolidated subsidiary                              731          1,712           (265)          (358)
                                                    ---------      ---------      ---------      ---------
INCOME BEFORE INCOME TAXES AND CUMULATIVE
   EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE            17,757         11,746             70            119
   Benefit for income taxes                            (9,289)        (7,661)       (15,086)        (8,225)
                                                    ---------      ---------      ---------      ---------
INCOME BEFORE CUMULATIVE EFFECT OF CHANGE
   IN ACCOUNTING PRINCIPLE                             27,046         19,407         15,156          8,344
   Cumulative effect of change in accounting
      Principle                                         5,546             --             --             --
                                                    ---------      ---------      ---------      ---------

NET INCOME                                          $  21,500      $  19,407      $  15,156      $   8,344
                                                    =========      =========      =========      =========

NET INCOME  PER COMMON SHARE
   Basic                                            $    0.78      $    0.62      $    0.55      $    0.27
   Diluted                                          $    0.75      $    0.52      $    0.53      $    0.22

WEIGHTED AVERAGE SHARES OUTSTANDING
   Basic                                               27,716         31,298         27,345         31,233
   Diluted                                             28,640         40,485         28,524         40,357

EMERSON REPORTS/6

                      EMERSON RADIO CORP. AND SUBSIDIARIES
                       CONSOLIDATED SUMMARY BALANCE SHEETS
                                 (IN THOUSANDS)

                                      March 31,    March 31,
                                        2003         2002
                                      ---------   ----------
Cash and cash equivalents             $ 11,413     $ 19,228

Accounts receivable                     24,593       29,401

Inventory                               45,177       41,657

Other current assets                    16,586       13,727
                                      --------     --------
     TOTAL CURRENT ASSETS               97,769      104,013

Property and equipment                   9,823       11,116

Other assets                            26,970       20,710
                                      --------     --------
     TOTAL ASSETS                     $134,562     $135,839
                                      ========     ========

Current liabilities                   $ 48,668     $ 54,723

Long-term borrowings                    18,079       29,046

Minority interest                       16,578       17,330

Stockholders' equity                    51,237       34,740
                                      --------     --------
     TOTAL LIABILITIES AND EQUITY     $134,562     $135,839
                                      ========     ========

                      EMERSON RADIO CORP. AND SUBSIDIARIES
                RECONCILIATION OF NON-GAAP FINANCIAL MEASUREMENT
                                 (IN THOUSANDS)

                                                                  Year Ended
                                                            -----------------------
                                                            March 31,     March 31,
                                                              2003          2002
                                                            ---------     ---------
Net income                                                  $ 21,500      $ 19,407

Add:
   Interest expense                                            2,511         3,213
   Tax benefit                                                (9,289)       (7,661)
   Depreciation and amortization                               3,142         3,601
   Cumulative change on accounting principle                   5,546            --

   Gain on litigation                                             --        (2,933)
                                                            --------      --------
            Earnings before interest, tax, depreciation
                 and amortization (EBITDA)                  $ 23,410      $ 15,627
                                                            --------      --------